UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2016

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

VERSO PAPER HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the term “Verso” refers to Verso Corporation; the term “Verso Finance” refers to Verso Paper Finance Holdings LLC, an indirect, wholly owned subsidiary of Verso; the term “Verso Holdings” refers to Verso Paper Holdings LLC, a direct, wholly owned subsidiary of Verso Finance; the term “Verso Inc.” refers to Verso Paper Inc., a direct, wholly owned subsidiary of Verso Holdings; the term “NewPage” refers to NewPage Holdings Inc., a direct, wholly owned subsidiary of Verso Holdings; the term “NewPage LLC” refers to NewPage Investment Company LLC, a direct, wholly owned subsidiary of NewPage; the term “NewPage Corp.” refers to NewPage Corporation, a direct, wholly owned subsidiary of NewPage LLC; and the term for any such entity includes its direct and indirect subsidiaries when referring to the entity’s consolidated financial condition or results of operations.

Item 1.03	Bankruptcy or Receivership.

Chapter 11 Filings

On January 26, 2016, Verso and substantially all of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”). The Debtors are seeking Bankruptcy Court authorization to jointly administer the chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re: Verso Corporation, et al.” Case No. 16-10163. The Debtors will continue to manage their properties and operate their businesses as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.02	Results of Operations and Financial Condition.

In connection with the disclosures made to the Holders (as defined below) discussed in Item 7.01 of this report, Verso disclosed certain consolidated financial results for the year ended December 31, 2014, and certain preliminary consolidated financial results for the year ended December 31, 2015. Copies of such disclosures are attached as Exhibits 99.1 and 99.2 to this report.

The information in this Item 2.02, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Chapter 11 Cases

The commencement of the Chapter 11 Cases described in Item 1.03 of this report under “Chapter 11 Filings” constitutes an event of default that accelerated the Debtors’ respective obligations under the following debt instruments (collectively, the “Debt Instruments”):

•	Indenture relating to 11.75% Senior Secured Notes due 2019, dated as of March 21, 2012, among Verso Holdings, Verso Inc., the guarantors named therein, and Wilmington Trust, National Association, as trustee, as supplemented thereafter, with an outstanding principal amount of approximately $418 million as of September 30, 2015;

•	Indenture relating to 11.75% Senior Secured Notes due 2019, dated as of January 7, 2015, among Verso Holdings, Verso Inc., the guarantors named therein, and Wilmington Trust, National Association, as trustee, with an outstanding principal amount of approximately $645 million as of September 30, 2015;

•	Indenture relating to 11.75% Secured Notes due 2019, dated as of May 11, 2012, among Verso Holdings, Verso Inc., the guarantors named therein, and Wilmington Trust, National Association, as trustee, as supplemented thereafter, with an outstanding principal amount of approximately $272 million as of September 30, 2015;

•	Indenture relating to 8.75% Second Priority Senior Secured Notes due 2019, dated as of January 26, 2011, among Verso Holdings, Verso Inc., the guarantors named therein, and Wilmington Trust Company, as trustee, as supplemented thereafter, with an outstanding principal amount of approximately $97 million as of September 30, 2015;

•	Indenture relating to Second Priority Adjustable Senior Secured Notes, dated as of August 1, 2014, among Verso Holdings, Verso Inc., the guarantors named therein, and Wilmington Trust, National Association, as trustee, as supplemented thereafter, with an outstanding principal amount of approximately $181 million as of September 30, 2015;

•	Indenture relating to 11 3⁄8% Senior Subordinated Notes due 2016, dated as of August 1, 2006, among Verso Holdings, Verso Inc., the guarantors named therein, and Wilmington Trust Company, as trustee, as supplemented thereafter, with an outstanding principal amount of approximately $41 million as of September 30, 2015;

•	Indenture relating to Adjustable Senior Subordinated Notes, dated as of August 1, 2014, among Verso Holdings, Verso Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, as supplemented thereafter, with an outstanding principal amount of approximately $65 million as of September 30, 2015;

•	Credit Agreement dated as of May 4, 2012 (the “Verso CF Revolver Credit Agreement”), among Verso Finance, Verso Holdings, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as co-syndication agents, joint bookrunners and joint lead arrangers, as amended thereafter, with an outstanding principal amount of approximately $50 million as of September 30, 2015;

•	Credit Agreement dated as of May 4, 2012 (the “Verso ABL Credit Agreement”), among Verso Finance, Verso Holdings, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as co-syndication agents, joint bookrunners and joint lead arrangers, as amended thereafter, with an outstanding principal amount of approximately $66 million as of September 30, 2015;

•	Asset-Based Revolving Credit Agreement dated as of February 11, 2014 (“NewPage ABL Credit Agreement”), among NewPage LLC, NewPage Corp., each of the subsidiaries of the borrower party thereto, the lenders party thereto, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, UBS Securities LLC, BMO Credit Markets Corp., and Wells Fargo Bank, National Association, as joint lead arrangers and joint book runners, and Credit Suisse AG, UBS Securities LLC, BMO Harris Bank N.A., and Wells Fargo Bank, National Association, as co-syndication agents, as amended thereafter, with an outstanding principal amount of approximately $238 million as of September 30, 2015; and

•	First Lien Credit Agreement dated as of February 11, 2014 (the “NewPage Term Loan Credit Agreement” and, together with the Verso CF Revolver Credit Agreement, the Verso ABL Credit Agreement and the NewPage ABL Credit Agreement, the “Credit Agreements”), among New Page LLC, NewPage Corp., each of the subsidiaries of the borrower party thereto, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative and collateral agent, Credit Suisse Securities (USA) LLC, Barclays Bank PLC, UBS Securities LLC and BMO Capital Markets Corp., as joint lead arrangers and joint book runners, and Wells Fargo Bank, National Association, as documentation agent, as amended thereafter, with an outstanding principal amount of approximately $734 million as of September 30, 2015.

The Debt Instruments provide that, as a result of the Chapter 11 Filings, the principal and accrued interest due thereunder are immediately due and payable.

As a result of the Chapter 11 Filings, Verso believes that the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under the Debt Instruments are automatically stayed as a result of the filing of the Bankruptcy Petitions and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Forbearance Agreements

On January 22, 2016, the required lenders under the Credit Agreements entered into forbearance agreements and agreed to forbear from exercising rights and remedies (including enforcement and collection actions) with respect to any defaults and/or events of default resulting from (a) NewPage Corp.’s failure to make interest payments due on January 14, 2016, under the NewPage Term Loan Credit Agreement (the “Interest Payment Default”) and (b) cross-defaults under the Credit Agreements that may result from the Interest Payment Default. The forbearance period terminated upon the Chapter 11 Filings.

Item 7.01	Regulation FD Disclosure.

On January 26, 2016, Verso issued a press release announcing that the Debtors had filed the Bankruptcy Petitions. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

In connection with the Debtors’ preparation for the Chapter 11 Filings, Verso entered into confidential discussions with, and provided certain confidential information regarding the Debtors to, certain holders of debt of Verso Holdings and its subsidiaries (the “Verso Holders”) and certain holders of debt of NewPage Corp. and its subsidiaries (the “NewPage Holders” and, together with the Verso Holders, the “Holders”). In connection with those discussions, Verso agreed with the Holders to provide such information publicly and is making the disclosures included in this Item 7.01, including Exhibits 99.1 and 99.2 to this report, in accordance with that agreement. As part of those discussions, the advisors to Verso disclosed to the Holders that the estimated average 2016-2020 Mill Level EBITDA for Verso, excluding NewPage, and NewPage is approximately $164 million and $308 million, respectively. These projections were only intended to provide illustrative relative value based on assumptions of Verso’s advisors. These projections should not be construed as having been provided by Verso. The projections do not constitute a proposal, term sheet or offer by Verso in connection with its discussion with the Holders. The projections do not opine on relative value among constituencies within each silo or at other affiliated entities.

The Term Sheet attached as Exhibit 99.4 (the “Proposed Term Sheet”) was delivered to the advisors to each of the Verso Holders and NewPage Holders on January 26, 2016. Although the Proposed Term Sheet has not resulted in a basis for an agreed plan for compromise of the existing obligations of Verso and its subsidiaries, Verso believes that the proposal set forth therein represents important elements of a compromise that Verso intends to continue to pursue with the Verso Holders and NewPage Holders. However, no agreement or understanding among Verso, the Verso Holders and the NewPage Holders currently exists, and no inference should be made that one or both of the Verso Holders and the NewPage Holders has ever held such position or that if it has, it will not revise its position or that the compromise reflected in the Proposed Term Sheet, or any other compromise with respect to the reorganization of Verso, will be reached.

Preliminary Financial Data and Financial Projections

The information in Exhibits 99.1 and 99.2 includes certain unaudited financial data that is preliminary and may change, including information for the fiscal year ended December 31, 2015, referred to as 2015E, and for all periods after 2015. Verso and its auditors have not completed their normal quarterly and annual closing and review procedures for the quarter and year ended December 31, 2015, and there can be no assurance that final results for Verso’s fourth quarter or annual period will not differ from Verso’s estimated results, including as a result of quarter-end and annual closing procedures or review adjustments. The preparation of such preliminary financial data required Verso’s management to make estimates and assumptions that affected such financial data. This preliminary financial data should not be viewed as a substitute for full interim and annual financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and have been reviewed and/or audited by Verso’s auditors. The information in this Item 7.01, including Exhibits 99.1 and 99.2, also includes certain financial projections. While presented with numerical specificity, the financial projections are approximations based upon a variety of estimates and assumptions subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond Verso’s control. Actual results may vary materially from those presented. The financial projections have not been audited and are not presented in accordance with GAAP. Verso believes that the financial projections have been prepared on a reasonable basis, reflecting its best estimates and assumptions, and to the best of Verso’s knowledge and opinion, its expected courses of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results. As a result of the foregoing considerations and other limitations, including those described below under “Forward-Looking Statements,” you are cautioned not to place undue reliance on the financial data included in this Item 7.01, including Exhibits 99.1 and 99.2.

Non-GAAP Measures

The information in Exhibits 99.1 and 99.2 includes certain financial measures not prepared in accordance with GAAP, including “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA Margin” and “Mill Level EBITDA.” EBITDA consists of consolidated earnings before interest, taxes, depreciation and amortization, and restructuring charges. Adjusted EBITDA reflects adjustments to EBITDA to eliminate the impact of certain items that Verso does not consider indicative of ongoing performance. Adjusted EBITDA Margin is Adjusted EBITDA divided by consolidated revenue. Mill Level EBITDA consists of earnings before interest, taxes, depreciation and amortization for the group of mills identified for such Mill Level EBITDA. Adjusted EBITDA is a financial term commonly used in Verso’s industry. Verso uses Adjusted EBITDA as a way of evaluating its performance relative to that of its peers. Verso believes that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of ongoing operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies.

Prior periods have been adjusted to include the historical operations of NewPage, excluding the Biron and Rumford mills, and to exclude the historical operations of the Bucksport mill. You are encouraged to evaluate each adjustment and to consider whether the adjustment is appropriate. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, Verso may incur expenses similar to the adjustments included in the presentation of Adjusted EBITDA. Verso believes that the supplemental adjustments applied in calculating Adjusted EBITDA are reasonable and appropriate to provide additional information to investors. Verso also believes that Adjusted EBITDA is a useful measurement tool for assessing its ability to meet its future debt service, capital expenditures, and working capital requirements.

Because EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Mill Level EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, Verso’s EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Mill Level EBITDA as presented may not be comparable to other similarly titled measures presented by other companies. You should consider Verso’s EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Mill Level EBITDA in addition to, and not as a substitute for or superior to, Verso’s operating or net income or cash flows from operating activities, which are determined in accordance with GAAP.

The following tables reconcile net (loss) income to EBITDA and Adjusted EBITDA for the periods presented as adjusted to include the historical operations of NewPage, excluding the Biron and Rumford mills, and to exclude the historical operations of the Bucksport mill. The following tables do not include a quantitative reconciliation of the differences between these non-GAAP financial measures for periods after September 30, 2015, with the most directly comparable financial measure or measures calculated and presented in accordance with GAAP, because such reconciliations are not available without unreasonable efforts.

Combined Results (2014) and Consolidated Results (2015)

(in millions)	Twelve months ended September 30, 2015	Nine months ended September 30, 2015	Year ended December 31, 2014	Nine months ended September 30, 2014
Reconciliation of net income/(loss) to Consolidated EBITDA and Consolidated Adjusted EBITDA
Net income/(loss)	$(713)	$(293)	$(681)	$(261)
Income tax benefit	(5)	(2)	(4)	(1)
Interest expense, net	257	201	253	197
Depreciation, amortization and depletion	249	181	280	212
Restructuring charges(1)	413	82	331	—

Consolidated EBITDA	$200	$169	$179	$147

NewPage integration/acquisition-related costs(2)	48	33	60	45
Hedge losses/(gains)(3)	7	(4)	17	6
Trademark impairment(4)	—	—	6	6
Equity award expense(5)	14	2	13	1
Other items, net(6)	16	8	14	6

Consolidated Adjusted EBITDA	$286	$208	$289	$211

(1)	In 2015, restructuring represents costs primarily associated with the shutdown of a pulp dryer and paper machine at the Androscoggin mill, the temporary idling of the Wickliffe mill, the closure of the Bucksport mill, and the costs associated with reorganizing the business after the NewPage acquisition. In 2014, restructuring represents the impact on operations of the Bucksport, Biron and Rumford mills which were removed for comparability to the current period.
(2)	Represents costs incurred in connection with the NewPage acquisition, including one-time impacts of purchase accounting and costs associated with efforts to integrate the legacy Verso and NewPage operations, generate cost savings and capture synergies across the combined company.
(3)	Represents unrealized losses/(gains) on energy-related derivative contracts.
(4)	Represents noncash impairment charge on trademarks.
(5)	Represents amortization of noncash incentive compensation.
(6)	Represents miscellaneous noncash and other earnings adjustments.

Verso Holdings Results (excluding NewPage)

(in millions)	Nine months ended September 30, 2015	Year ended December 31, 2014	Nine months ended September 30, 2014
Reconciliation of net income/(loss) to Verso Adjusted EBITDA (pre-Synergies & SSA) and Verso Adjusted EBITDA (post-Synergies & SSA)
Net income/(loss)	$(152)	$(353)	$(168)
Income tax benefit	—	(3)	(1)
Interest expense, net	142	142	106
Depreciation, amortization and depletion	49	91	74
Synergies & SSA(1)	(72)	—	—
Restructuring charges(2)	69	159	16
NewPage integration/acquisition-related costs(3)	11	39	33
Hedge losses/(gains)(4)	(6)	17	6
Trademark impairment(5)	—	6	6
Equity award expense(6)	2	2	2
Other items, net(7)	3	2	2

Verso Adjusted EBITDA (pre-Synergies & SSA)	$46	$102	$76

Synergies & SSA(1)	72	—	—

Verso Adjusted EBITDA (post-Synergies & SSA)	$118	$102	$76

(1)	Represents estimated synergies and cost savings from the NewPage acquisition and income/expense from the shared service agreement (“SSA”) among Verso, NewPage and NewPage Corp.
(2)	In 2015, restructuring represents costs primarily associated with the shutdown of a pulp dryer and paper machine at the Androscoggin mill, the temporary idling of the Wickliffe mill, the closure of the Bucksport mill, and the costs associated with reorganizing the business after the NewPage acquisition. In 2014, restructuring represents the impact on operations of the Bucksport, Biron and Rumford mills which were removed for comparability to the current period.
(3)	Represents costs incurred in connection with the NewPage acquisition, including one-time impacts of purchase accounting and costs associated with efforts to integrate the legacy Verso and NewPage operations, generate cost savings and capture synergies across the combined company.
(4)	Represents unrealized losses/(gains) on energy-related derivative contracts.
(5)	Represents noncash impairment charge on trademarks.
(6)	Represents amortization of noncash incentive compensation.
(7)	Represents miscellaneous noncash and other earnings adjustments.

NewPage Results

(in millions)	Twelve months ended September 30, 2015	Nine months ended September 30, 2015	Year ended December 31, 2014	Nine months ended September 30, 2014
Reconciliation of net income/(loss) to NewPage Adjusted EBITDA (pre-Synergies & SSA) and NewPage Adjusted EBITDA (post-Synergies & SSA)
Net income/(loss)	$(376)	$(141)	$(328)	$(93)
Income tax benefit	(3)	(2)	(1)	—
Interest expense, net	79	59	111	91
Depreciation, amortization and depletion	183	132	189	138
Synergies & SSA(1)	72	72	—	—
Restructuring charges(2)	201	13	172	(16)
NewPage integration/acquisition-related costs(3)	31	22	21	12
Hedge (gains)/losses(4)	2	2	—	—
Equity award expense(5)	12	—	11	(1)
Other items, net(6)	13	5	12	4

NewPage Adjusted EBITDA (pre-Synergies & SSA)	$214	$162	$187	$135

Synergies & SSA(1)	(72)	(72)	—	—

NewPage Adjusted EBITDA (post-Synergies & SSA)	$142	$90	$187	$135

(1)	Represents estimated synergies and cost savings from the NewPage acquisition and income/expense from the shared service agreement among Verso, NewPage and NewPage Corp.
(2)	In 2015, restructuring represents costs primarily associated with the shutdown of a pulp dryer and paper machine at the Androscoggin mill, the temporary idling of the Wickliffe mill, the closure of the Bucksport mill, and the costs associated with reorganizing the business after the NewPage acquisition. In 2014, restructuring represents the impact on operations of the Bucksport, Biron and Rumford mills which were removed for comparability to the current period.
(3)	Represents costs incurred in connection with the NewPage acquisition, including one-time impacts of purchase accounting and costs associated with efforts to integrate the legacy Verso and NewPage operations, generate cost savings and capture synergies across the combined company.
(4)	Represents unrealized losses/(gains) on energy-related derivative contracts.
(5)	Represents amortization of noncash incentive compensation.
(6)	Represents miscellaneous noncash and other earnings adjustments.

The information in this Item 7.01, including Exhibits 99.1, 99.2, 99.3 and 99.4 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Trading in Securities

As a result of the Chapter 11 Filings, Verso’s common stock no longer will trade on the OTCQB and instead will trade on the OTC Pink trading platform.

Verso and Verso Holdings caution that trading in their respective securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by holders of the these securities in the Chapter 11 Cases.

Forward-Looking Statements

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are not guarantees of results, and actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that could cause material impacts on Verso’s and Verso Holdings’ historical or anticipated financial results. Although Verso and Verso Holdings believe that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Verso and Verso Holdings and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general;

•	the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Filings and any additional strategies that the Debtors may employ to address their liquidity and capital resources;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases; and

•	restrictions on the Debtors due to the terms of any debtor-in-possession credit facility that the Debtors may enter into in connection with the Chapter 11 Cases and restrictions imposed by the Bankruptcy Court.

New factors emerge from time to time, and it is not possible for Verso and Verso Holdings to predict all of them, nor can they assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Verso and Verso Holdings, therefore, caution you against relying on these forward-looking statements. All forward-looking statements attributable to Verso or Verso Holdings or persons acting on Verso’s or Verso Holdings’ behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Verso and Verso Holdings undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Creditor Diligence Materials dated December 2015 prepared by PJT Partners L.P.

99.2	DIP TL Lender Presentation dated January 2016 prepared by Verso.

99.3	Press Release issued by Verso on January 26, 2016.

99.4	Proposed Term Sheet provided to the advisors to the Verso Holders and the NewPage Holders on January 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2016

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

VERSO PAPER HOLDINGS LLC

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Creditor Diligence Materials dated December 2015 prepared by PJT Partners L.P.

99.2	DIP TL Lender Presentation dated January 2016 prepared by Verso.

99.3	Press Release issued by Verso on January 26, 2016.

99.4	Proposed Term Sheet provided to the advisors to the Verso Holders and the NewPage Holders on January 26, 2016.